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                                                                      EXHIBIT 21

                       SUBSIDIARIES OF THE OILGEAR COMPANY

                                                                 JURISDICTION
                                                                   IN WHICH
     NAME OF SUBSIDIARY                                          INCORPORATED
     ------------------                                          ------------
   Oilgear Towler GmbH                                           Germany

   Oilgear Ltd.                                                  England

   Oilgear Towler Ltd.                                           England

   Oilgear Towler S.A.                                           France

   Oilgear Towler S.A.                                           Spain

   Oilgear Towler S.r.l.                                         Italy

   Oilgear Towler Australia Pty. Ltd.                            Australia

   Oilgear Mexicana S.A. de C.V.                                 Mexico

   Oilgear do Brazil Hydraulica Ltda.                            Brazil

   Oilgear Towler Korea Ltd.                                     South Korea

   Oilgear Canada Inc.                                           Canada

   Oilgear Towler Polyhydron Pvt. Ltd.                           India
   (51% Joint Venture)

   Towler Enterprise Pvt. Ltd.                                   India

   Oilgear Towler Taiwan Co. Ltd.                                Taiwan
   (58% Joint Venture)

   Oilgear Towler Japan Co.                                      Japan

   OSL Offshore Equipment and Deck Systems                       United States